Exhibit 99.1

NEWS RELEASE

6140 Stoneridge Mall Road
CONTACTS: Albert G. White, III VP, Investor Relations and Treasurer	Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com
Kim Duncan Director, Investor Relations ir@coopercompanies.com

FOR IMMEDIATE RELEASE

THE COOPER COMPANIES ANNOUNCES THIRD QUARTER 2008 RESULTS

PLEASANTON, Calif., September 4, 2008 — The Cooper Companies, Inc. (NYSE: COO) today announced financial results for the third quarter of fiscal 2008.

•	Revenue increased 14% year-over-year to $285.9 million with CooperVision (CVI) up 15% to $243.2 million and CooperSurgical (CSI) up 7% to $42.7 million.

•	GAAP earnings per share (EPS) 39 cents, up from 18 cents in last year’s third quarter.

•	Adjusted EPS 67 cents. Adjusted EPS excludes the non-GAAP adjustments shown below in “Unaudited Reconciliation and Explanation of Non-GAAP to GAAP Operating Results.”

•	Fiscal fourth quarter 2008 revenue and GAAP EPS guidance of $285 to $295 million and $0.58 to $0.64, respectively. Non-GAAP adjustments are not anticipated to be made to fourth quarter 2008 EPS.

Commenting on the results, Robert S. Weiss, Cooper’s president and chief executive officer said, “We are pleased with our third quarter operating performance. The overall business continues to make positive strides including strong revenue growth supported by our Proclear® line of products and our silicone hydrogel spheres, Avaira™ and Biofinity®. Also, we accomplished several important goals this quarter including posting positive free cash flow, beginning production of our Biofinity silicone hydrogel toric, staying on target with our roll-out plans for Avaira, expanding our power ranges for Biofinity and Proclear® Dailies, and improving our manufacturing yields including more than doubling manufacturing yields on Avaira in Puerto Rico.”

Third Quarter Operating Highlights

•	Revenue $285.9 million, 14% above third quarter 2007, 8% in constant currency.

•

Gross margin 54% compared with 58% in last year’s third quarter. Excluding costs considered unrelated to core operating performance, gross margin was 57% vs. 63% in last year’s third quarter. The variance was mainly due to higher sales of single-use spheres and the negative impact of foreign exchange contracts.

•

Operating margin 11% compared with 9% in last year’s third quarter. Excluding costs considered unrelated to core operating performance, operating margin was 15% vs. 20% in last year’s third quarter. This variance was largely due to additional selling and marketing expenses associated with new product launches within CVI, as well as the product mix and foreign exchange impacts discussed above.

•	Cash from operations $44.0 million and capital expenditures $25.4 million resulted in free cash flow of $18.6 million.

•	Total debt decreased $13.3 million to $927.8 million, with $540.5 million drawn on the revolving line of credit.

•	Depreciation and amortization expense $21.3 million.

CVI Third Quarter Operating Highlights

•	Revenue $243.2 million, up 15% from last year’s third quarter, 8% in constant currency.

•	Revenue by segment:

	(In thousands) 3Q08	% of CVI Revenue 3Q08	%chg y/y	Constant Currency %chg y/y
Specialty
Toric	$83,398	34%	12%	7%
Multifocal	15,556	6%	22%	15%
Cosmetic	3,327	2%	-8%	-12%

Total specialty	102,281	42%	13%	7%
Single-use sphere	46,168	19%	47%	32%
Non single-use sphere, other	94,736	39%	5%	—

Total	$243,185	100%	15%	8%

• Revenue by geography:

	(In thousands) 3Q08	% of CVI Revenue 3Q08	%chg y/y	Constant Currency %chg y/y
Americas	$106,030	44%	13%	12%
Europe	95,519	39%	15%	4%
Asia-Pacific	41,636	17%	19%	7%

Total	$243,185	100%	15%	8%

• Revenue by product:

	(In thousands) 3Q08	% of CVI Revenue 3Q08	%chg y/y	Constant Currency %chg y/y
Proclear	$67,963	28%	35%	28%
Biofinity	$14,647	6%	415%	373%
Avaira	$3,751	2%	n/a	n/a

•

Gross margin 53% compared with 58% in the third quarter of 2007. Excluding costs considered unrelated to core operating performance, gross margin was 57% compared with 64% in last year’s third quarter.

•

Operating margin 12% compared with 13% in the third quarter of 2007. Excluding costs considered unrelated to core operating performance, operating margin was 17% compared with 24% in last year’s third quarter.

CSI Third Quarter Operating Highlights

•	Revenue $42.7 million, 7% above third quarter 2007. Organic growth 7%.

•	Sales of products marketed directly to hospitals grew 20% to $13.1 million and represents 31% of CSI’s total revenue.

•	Gross margin 59% unchanged from the third quarter of 2007. Excluding costs considered unrelated to core operating performance, gross margin was 60% consistent with last year’s third quarter.

•

Operating margin 20% compared with 8% in the third quarter of 2007. Excluding costs considered unrelated to core operating performance, operating margin was 20% compared with 18% in last year’s third quarter.

Guidance

The Company amends its previous fiscal 2008 guidance and now anticipates revenue in the range of $1,080 million to $1,095 million, including CVI revenue of $915 million to $925 million and CSI revenue of $165 million to $170 million, non-GAAP EPS in the range of $2.18 to $2.24 and GAAP EPS in the range of $1.35 to $1.41. This compares to the Company’s previous guidance for revenue of $1,060 million to $1,100 million, including CVI revenue of $895 million to $930 million and CSI revenue of $165 million to $170 million, non-GAAP EPS of $2.10 to $2.35 and GAAP EPS of $1.40 to $1.85.

The Company now expects capital expenditures in the range of $140 million to $160 million in fiscal 2008 and $125 million to $140 million in fiscal 2009. This compares to its previous guidance for capital expenditures of $160 million to $170 million in fiscal 2008, and $125 million to $140 million in fiscal 2009.

Non-GAAP EPS guidance excludes costs considered unrelated to core operating performance as discussed below in “Unaudited Reconciliation and Explanation of Non-GAAP to GAAP Operating Results.”

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including all statements regarding anticipated growth in our revenue, planned product launches and expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: failures to launch, or significant delays in introducing new products, or limitations on sales following introduction due to poor market acceptance or manufacturing constraints (including failures to develop and implement improvements to manufacturing processes for new products); failures to receive or delays in receiving U.S. or foreign regulatory approvals for products; new competitors, product innovations or technologies; a major disruption in the operations of our manufacturing, research and development or distribution facilities, due to technological problems, natural disasters or other causes; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; the impact of acquisitions or divestitures on revenues, earnings or margins; losses arising for pending or future litigation or product recalls; changes in global or regional general business, political and economic conditions; interest rate and foreign currency exchange rate fluctuations; changes in U.S. and foreign government regulation of the retail optical industry and of the healthcare industry generally; changes in tax laws or their interpretation and changes in effective tax rates; changes in the Company’s expected utilization of recognized net operating loss carry forwards; the requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Conference Call and Webcast

Cooper will host a conference call today at 5:00 p.m. ET to discuss its third quarter financial results. The dial in number in the United States is +1-866-314-5232 and outside the United States is +1-617-213-

8052. The passcode is 40304346. There will be a replay available approximately one hour after the call ends until Tuesday, September 9, 2008. The replay number in the United States is +1-888-286-8010 and outside the United States is +1-617-801-6888. The replay passcode is 61651851.

A live broadcast as well as a replay will also be available on the Internet at www.coopercos.com/investor and at www.streetevents.com.

About The Cooper Companies

The Cooper Companies, Inc. (www.coopercos.com) manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units. Corporate offices are in Pleasanton, CA. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperVision, Inc. (www.coopervision.com) develops, manufactures and markets a broad range of contact lenses for the worldwide vision correction market. Headquartered in Pleasanton, CA, it manufactures in Juana Diaz, Puerto Rico; Norfolk, VA; Rochester, NY; Adelaide, Australia; Hamble and Hampshire, England; and Madrid, Spain.

CooperSurgical, Inc. (www.coopersurgical.com) develops, manufactures and markets medical devices, diagnostic products and surgical instruments and accessories used primarily by gynecologists and obstetricians. Its major manufacturing and distribution facilities are in Trumbull, CT.

The information on Cooper’s Web sites and its interactive telephone system are not part of this news release.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(In thousands)

(Unaudited)

	July 31, 2008	October 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$3,438	$3,226
Trade receivables, net	180,492	164,493
Inventories	295,862	267,914
Deferred tax asset	26,284	23,395
Other current assets	62,592	58,494

Total current assets	568,668	517,522

Property, plant and equipment, net	645,921	604,530
Goodwill	1,286,176	1,289,584
Other intangibles, net	134,879	145,833
Deferred tax asset	22,098	20,015
Other assets	17,784	18,685

	$2,675,526	$2,596,169

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$36,894	$46,514
Other current liabilities	202,974	239,966

Total current liabilities	239,868	286,480

Long-term debt	890,866	830,116
Other liabilities	35,791	9,408
Deferred tax liabilities	12,397	10,678

Total liabilities	1,178,922	1,136,682

Stockholders’ equity	1,496,604	1,459,487

	$2,675,526	$2,596,169

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2008	2007	2008	2007
Net sales	$285,884	$251,862	$794,367	$696,817
Cost of sales	130,787	105,938	346,381	294,526

Gross profit	155,097	145,924	447,986	402,291
Selling, general and administrative expense	110,639	104,521	328,048	302,977
Research and development	9,030	11,513	26,278	30,581
Restructuring costs	173	2,072	1,521	6,779
Amortization of intangibles	4,211	4,160	12,678	12,003

Operating income	31,044	23,658	79,461	49,951
Interest expense	15,266	11,085	38,441	31,795
Other income, net	1,738	512	1,929	1,340

Income before income taxes	17,516	13,085	42,949	19,496
(Benefit from) provision for income taxes	(363)	4,905	6,952	6,495

Net income	$17,879	$8,180	$35,997	$13,001

Add interest charge applicable to convertible debt	348	523	1,394	—

Income for calculating diluted earnings per share	$18,227	$8,703	$37,391	$13,001

Diluted earnings per share	$0.39	$0.18	$0.79	$0.29

Number of shares used to compute earnings per share	46,934	47,785	47,477	45,082

Unaudited Reconciliation and Explanation of Non-GAAP to GAAP Operating Results (In thousands, except per share amounts)

Listed below are the items included in net income that management excludes in computing non-GAAP financial measures as described below the table.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Earnings to GAAP Net Income

	Three Months Ended July 31,		Nine Months Ended July 31,
	2008	2007	2008	2007
GAAP net income	$17,879	$8,180	$35,997	$13,001
Non-GAAP adjustments:
Production start-up and restructuring costs in cost of sales	8,888	13,353	27,063	33,653
Distribution center rationalization and restructuring costs in SGA	1,228	4,178	1,938	12,721
Intellectual property litigation expenses in SGA	—	2,265	3,364	5,598
Production start-up costs in SGA	1,338	2,765	3,556	4,421
Acquired in-process R&D	—	3,000	—	7,254
Other restructuring costs in operating expenses	173	2,072	2,535	5,975
Write-off of deferred financing costs	2,955	—	2,955	882
Income tax effect	(1,306)	(2,613)	(2,516)	(8,184)

	13,276	25,020	38,895	62,320

Non-GAAP net income	$31,155	$33,200	$74,892	$75,321

Add interest charge applicable to convertible debt	348	523	1,394	1,569

Income for calculating diluted earnings per share	$31,503	$33,723	$76,286	$76,890

Diluted earnings per share	$0.67	$0.71	$1.61	$1.61

Number of shares used to compute earnings per share	46,934	47,785	47,477	47,672

Explanation of Non-GAAP Measures

In addition to results in accordance with GAAP, Cooper management also considers non-GAAP operating results as important supplemental financial measures in evaluating its ongoing core operating results and in making operating decisions.

Non-GAAP operating results and guidance exclude from GAAP operating items that management does not consider part of core operating performance. Management uses these non-GAAP operating results to compare actual operating results to its business plans, calculate debt compliance covenants, allocate resources and evaluate potential acquisitions. Management believes that presenting these non-GAAP operating results allows investors, as well as management, to evaluate operating results from one period to another on a comparable basis.

Specific items that Cooper excludes from its GAAP results when evaluating core operational performance are:

•	Acquisition and restructuring expenses consisting of

•

Restructuring and integration expenses related primarily to the integration of Ocular Sciences, Inc. (Ocular) into CooperVision, Inc., which are charged to cost of sales and operating expense. They consist of costs to integrate duplicate facilities, streamline manufacturing and distribution practices and integrate sales, marketing and administrative functions.

•	Manufacturing and distribution rationalization and start-up costs. They consist of costs to:

•	Develop new manufacturing technologies, specifically silicone hydrogel manufacturing.

•	Restructure manufacturing locations and platforms.

•	Eliminate duplicate distribution locations (products are stored and shipped from several locations while central warehouses are completed).

We adjust for these costs because once the specific integration activities have been completed and new technology and manufacturing techniques have been applied, the costs will be eliminated.

•

Acquired in-process R&D charges. These charges are subject to a formal appraisal process that may take up to twelve months to complete following a transaction. Management adjusts for these expenses because they are not known when evaluating forecasted performance of the acquired business.

•	Expenses associated with certain intellectual property litigation

Cooper had filed suits claiming patent infringement against a competitor to protect its intellectual property and sought a declaratory judgment that a CVI product does not infringe any valid and enforceable claims of the competitors’ patents. These cases have not historically been part of Cooper’s normal operations. As previously announced, the intellectual property suits with this competitor have now been settled.

Not all the items listed occurred in the fiscal third quarter of 2008 or 2007. Specific amounts for the items in the fiscal third quarter of 2008 and 2007 are set forth in the table above. For fiscal 2008, the Company no longer excludes share-based compensation expense in its non-GAAP operating results as share-based compensation is now comparable over a three-year period.

Operating results adjusted for these items should not be considered alternatives to any performance measures derived in accordance with GAAP. We present them because we consider their disclosure an important supplemental measure of performance. In evaluating Cooper’s non-GAAP operating results and guidance, investors are cautioned that in future periods Cooper expects to incur expenses similar to those for which adjustments are made in the presentation of non-GAAP operating results. Presentation of non-GAAP operating results and guidance should not be construed as an implication that future results will be unaffected by similar items or nonrecurring or unusual charges.

Cooper’s non-GAAP operating results have limitations as an analytical tool, including that they do not reflect the cost of:

•	The Ocular integration, and the integration and restructuring of other acquisitions.

•	New manufacturing technologies, specifically silicone hydrogel manufacturing, and the phase out of product lines and manufacturing platforms that are being eliminated.

•	Intellectual property litigation, which we expect to be significant but are difficult to forecast.

In addition, non-GAAP operating results may not be useful when comparing Cooper to other companies that may calculate these measures differently. Moreover, the impact of many of the items excluded (particularly litigation and restructuring) on guidance is difficult to quantify because of significant uncertainty in timing and the range of possible outcomes. These items could be material.

Cooper compensates for these limitations by relying primarily on GAAP operating results and supplementing these with non-GAAP operating results.

Contact Lens Industry (CLI) Revenue Update: Second Calendar Quarter 2008 and Full Year 2007 in Constant Currency

The data below is extracted from a compilation of industry participants’ revenue by an independent market research firm.

Worldwide Manufacturers' Soft Lens Revenue

Independent Market Research Data

(U.S. dollars in millions; constant currency; unaudited)

	CYQ2 2008 Market		Y/Y % Change	CY2007 Market	Y/Y % Change
Single-Use Spherical Lenses	$491		11%	$1,681	12%
Spherical Lenses (ex single-use)	593		2%	2,168	2%

Total Spheres	1,084		5%	3,849	6%

Torics	261		12%	893	14%
Cosmetic	69	*	(4%)	274	(4%)
Multifocal	53		12%	179	14%

Specialty Lenses	383		9%	1,346	10%

Soft Contact Lenses	$1,467		6%	$5,195	7%

Total Silicone Hydrogel	$445		21%	$1,375	29%
Americas Region	$588		5%	$2,100	6%
European Region	461		9%	1,543	6%
Asia Pacific Region	418		6%	1,552	8%

Worldwide Soft Contact Lenses	$1,467		6%	$5,195	7%

United States	$510		5%	$1,836	5%
International	957		8%	3,359	8%

Worldwide Soft Contact Lenses	$1,467		6%	$5,195	7%

*	Management estimate - No longer provided by CLI

Based upon Health Product Research (HPR), which reports on a statistical sampling of practitioners each quarter, management calculated that silicone hydrogel lenses accounted for 47% of total patient visits and 51% of new patient visits to contact lens practitioners in the United States during the second calendar quarter of 2008. Silicone hydrogel toric lenses accounted for 45% of total toric patient visits and 47% of new toric patient visits in the United States in the second calendar quarter of 2008.

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